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                                                                   EXHIBIT 10.26

                        RELEASE AND SETTLEMENT AGREEMENT


This Release and Settlement Agreement ("Settlement Agreement") is made and entered into effective as of April 12, 2000, by and between Intrex Data Communications Group, Suite 1400, 1500 W. Georgia Street, Vancouver, B.C. V6G 2Z6, Canada (referred to as "Company"), and entrenet Group, LLC, 1304 Southpoint Blvd., Suite 220, Petaluma, California 94954 (referred to as "entrenet").

RECITALS

A. Company and entrenet entered into an Engagement Agreement dated April 12, 1999, whereby entrenet agreed to perform certain services for Company (hereinafter referred to as the "Engagement Agreement").

B. As part of the services provided to the Company by entrenet under the Engagement Agreement, entrenet introduced FiberChem, Inc. to the Company and has advised the Company related to a merger with FiberChem, Inc. which is pending closing (hereinafter referred to as the "Merger").

C. Disputes as to the amounts due to entrenet by Company under the Engagement Agreement as well as disputes regarding Convertible Notes and warrants for the acquisition of stock in Company pursuant to the Engagement have arisen between Company, and entrenet (the "Disputes").

D. The purpose of this Settlement Agreement is to resolve the disputes between the Company and Entrenet and between Entrenet & the company

E. The Settlement Agreement allows the parties to avoid substantial expenditures, the burden of further negotiations, and the likelihood of arbitration or litigation, all on the terms and conditions set forth below.


AGREEMENT

NOW, THEREFORE, in consideration of the payments, mutual covenants, warranties and representations set forth below, the parties hereto do hereby agree to settle the Disputes among them on the following terms and conditions:

          1. SETTLEMENT SUBJECT TO THE COMPLETION OF MERGER. This Settlement Agreement shall not become effective and the Engagement Agreement shall remain in effect unless and until the consummation of the Merger which is currently pending.

          2. ACKNOWLEDGED AMOUNT OWED. The parties acknowledge and agree that upon the completion of the Merger the entire amount due under the Engagement Agreement from Company to entrenet is $3,557.10 in cash, 3,000,000 shares of FiberChem, Inc. Common Stock, a 10% Subordinated Convertible Note in the amount of $126,500 ($115,000 principal plus interest of $11,500 through April 11, 2000) convertible into FiberChem, Inc. Common Stock at a conversion


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price of $0.185 per share, and a four year Warrant to purchase 960,000 shares of
FiberChem, Inc. Common Stock at the price of $0.185 per share (collectively, the "Debt"). Payment of the Debt will result in full payment and full satisfaction of all amounts and obligations due entrenet from Company under the Engagement Agreement.

          3. TERMINATION OF ENGAGEMENT AGREEMENT. Upon consummation of the Merger and payment of the Debt described in paragraph 2 to entrenet or its assigns, the Engagement Agreement shall be deemed terminated and void effective as of the Merger date. Thereafter, no party shall have any further obligation or liability, whether accrued or potentially to accrue under the Engagement Agreement, including but not limited to any further obligation by Company to entrenet or its affiliates for (i) the payment of any monies to entrenet under the Engagement Agreement or (ii) the issuance of any Company equity.

          4. MUTUAL RELEASE. Except for the provisions of this Settlement Agreement, effective as of the Merger date, all parties to this Setttlement Agreement on their own behalf and on behalf of their respective representatives, agents, servants, employees, heirs, successors, administrators, executors, attorneys, co-partners, co-venturers, insurers, stockholders, predecessors, officers, directors, shareholders and assigns, hereby forever releases and discharges all other parties to this Agreement and each of their respective representatives, agents, servants, employees, officers, administrators, executors, co-partners, co-venturers, directors, shareholders, partners, heirs, successors, assigns, insurers, predecessors, and attorneys of and from any and all present and future obligations (accrued or unaccrued), claims, demands, actions, causes of actions, debts, liabilities, agreements, or losses of any type, whether known or unknown, suspected or unsuspected, fixed or contingent, which have arisen or may hereafter arise out of or are in any way connected with any of the following: any claim to monies owed by or equity ownership or rights to acquire equity ownership in Company, the Engagement Agreement, and the Disputes (collectively, the "Released Claims").

          5. NO DISPARAGEMENT AND COVENANT NOT TO SUE. All parties to this Agreement shall refrain from making any public statements or statements to third parties which demean any of the other parties to this Agreement or which call into question the ethics or competence of any of the other parties to this Agreement. All parties to this Agreement covenant and agree never to commence, voluntarily aid in any way or prosecute or participate in any way in any action or proceeding based upon the Released Claims. If any such action or proceeding is commenced, this Settlement Agreement may be pleaded as a full and complete defense thereto.

          6. SECTION 1542. All parties to this Agreement agree that the waivers and releases provided for in this Settlement Agreement shall be effective as a full and final release of and from all matters set forth in this Settlement Agreement, and, in furtherance of this intention, each party hereby acknowledges and agrees that it is familiar with and has been advised by legal counsel concerning the legal effect of California Civil Code Section 1542, which provides as follows:

          A general release does not extend to claims that the creditor does not know or suspect to exist in his favor at the time of executing this release, which if known by him, must have materially affected his settlement to debtor.

          7. ADVICE OF COUNSEL. All parties to this Settlement Agreement being aware of, and having been advised by legal counsel as to the significance and legal effect of Section 1542 of the California Civil Code, hereby expressly waives and relinquishes any and all rights and benefits it may have thereunder or under any other statute or common law principle of similar effect with respect to the waiver and release provided for in this Settlement Agreement.

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          8. UNKNOWN FACTS. All parties to this Settlement Agreement hereby further acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Settlement Agreement, but they agree that it is each party's intention fully, finally, and forever to settle and release all of the matters which are the subject of the waiver and release provided for herein, notwithstanding the discovery hereafter of any additional or different facts existing as of the date of this Settlement Agreement.

          9. AFFIRMATIVE COVENANTS. Upon execution of this Settlement Agreement by all parties, Company shall deliver $3,557.10 in cash to entrenet and upon consummation of the Merger the Company shall deliver to entrenet or its assigns the remainder of the Debt as described in Paragraph 2, collectively as full payment and satisfaction for all obligations under the Engagement Agreement.

          10. WARRANTIES AND REPRESENTATIONS. Each of the parties hereto represents and warrants that:

               a. It has the right and authority to enter into and execute this Settlement Agreement;

               b. It has not sold, assigned, transferred, conveyed, hypothecated, encumbered or otherwise disposed of any of its rights hereunder;

               c. It has been represented by independent legal counsel of its own choice in connection with the negotiation and execution of this Settlement Agreement and has had adequate opportunity to undertake whatever due diligence or investigation it deemed necessary to enter into this Settlement Agreement; and

               d. It has not commenced any litigation pending with respect to the facts, circumstances, matters or events which are the subject matter hereof except as expressly disclosed herein, and it has not pledged said rights as security for the performance of any obligation or otherwise encumbered said rights.

          11. NO ADMISSION OF LIABILITY. Nothing in this Settlement Agreement constitutes an admission of liability, responsibility or the merit or lack of merit of any claim or defense on the part of entrenet or the Company.

          12. MISCELLANEOUS.

               a. ADDITIONAL DOCUMENTS. Each of the parties agrees to execute and deliver, at the request of the other parties, any and all other documents or other written instruments as may be reasonably necessary to effectuate this Settlement Agreement.

               b. APPLICABLE LAW. This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

               c. ATTORNEYS' FEES COSTS/BREACHES. In the event either party hereto engages the services of an attorney to bring suit to enforce, interpret, or otherwise construe the whole or any part of this Agreement, or for damages on account of any breach of covenant contained herein, or to quiet title, or to enforce any other claim or cause of action arising

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          out of the circumstances surrounding the execution of this Agreement, the prevailing party in any such litigation shall be entitled to recover from the other, reasonable attorneys fees and costs incurred therein as part of any judgment awarded by the court in which such litigation is determined.

               d. COUNTERPARTS. This Settlement Agreement may be executed in separate counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

               e. DESCRIPTIVE HEADINGS. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

               f. ENTIRE AGREEMENT. This Settlement Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and therein, and shall supersede and replace any prior agreements and understandings, whether oral or written, by and among them with respect to such matters. The provisions of this Settlement Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of all parties to this Settlement Agreement.

               g. NOTICES. All notices, requests, demands, instructions or other communications required or permitted to be given under this Settlement Agreement shall be in writing and directed to the parties at the address set forth below. Such communications shall be deemed to have been received upon delivery, if delivered personally. If given by prepaid telegram, or if mailed first-class, postage prepaid, or if mailed by registered or certified mail, return receipt requested, such communications shall be deemed to have been received seventy-two (72) hours after such dispatch. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

          IF FOR COMPANY:

          Intrex Data Communications Group
          David S. Peachey
          Chief Executive Officer
          Suite 1400, 1500 W. Georgia Street
          Vancouver, B.C. V6G 2Z6
          FAX - 604-682-4041
          EMAIL - dpeachey@intrexsat.com


          IF FOR FIBERCHEM:

          FiberChem, Inc.
          Geoffrey F. Hewitt
          Chief Executive Officer
          1181 Grier Drive
          Building B Las Vegas, NV 89119
          FAX - (702) 361-9652
          Email - Gfhatfci@aol.com


          IF FOR ENTRENET:

          entrenet Group, LLC
          John Billington
          Chief Legal & Tax Officer
          1304 Southpoint Blvd., Suite 220
          Santa Rosa, CA  94954
          Fax 707-781-2514
          Email john@entre.net

               h. SEVERABILITY. If for any reason any provision of this Settlement Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions hereof shall not be affected thereby, provided that no such severability shall be effective if it causes a material detriment to any party.

               i. SUCCESSORS AND ASSIGNS. Subject to any provisions herein with regard to assignment, all covenants and agreements herein shall bind and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties hereto.

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               j. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery at this Settlement Agreement.

               k. CONSTRUCTION. The parties hereto and their counsel have reviewed this Settlement Agreement and specifically agree that any rule of construction, to the effect that ambiguities are to be resolved against the drafting party, shall not apply to the interpretation of this Settlement Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement effective as of the date first written above.


CAUTION: THIS AGREEMENT CONTAINS A RELEASE.  READ BEFORE SIGNING.

INTREX DATA COMMUNICATIONS GROUP            ENTRENET GROUP, LLC

By:  /s/ DAVID S. PEACHEY                   By: /s/ JOHN BILLINGTON
   -------------------------------             ---------------------------------
David S. Peachey                            John Billington
Chief Executive Officer                     Chief Legal and Tax Officer


Date Executed: May 30, 2000                 Date Executed: May 25, 2000
              --------------------                        ----------------------

FIBERCHEM, INC.

By:  /s/ GEOFFREY F. HEWITT
   -------------------------------
Geoffrey F. Hewitt
Chief Executive Officer

Date Executed: May 31, 2000
              --------------------




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